Exhibit 99.1
a.k.a. Brands Holding Corp. Reports Third Quarter 2025 Financial Results
Advanced Key Strategic Initiatives, Including Debt Refinancing, Princess Polly’s Retail Expansion and Sourcing Optimization, to Enhance Financial Strength and Flexibility
SAN FRANCISCO – November 5, 2025 – a.k.a. Brands Holding Corp. (NYSE: AKA), a portfolio of next generation fashion brands, today announced financial results for the quarter ended September 30, 2025.
Results for the Third Quarter
•Net sales decreased 1.9% to $147.1 million, compared to $149.9 million in the third quarter of 2024, down 2.7% on a constant currency basis1.
•Net loss was $(5.0) million, or $(0.46) per share, in the third quarter of 2025, compared to net loss of $(5.4) million, or $(0.51) per share, in the third quarter of 2024.
•Adjusted EBITDA2 was $7.0 million in the third quarter of 2025, compared to $8.2 million in the third quarter of 2024.
“We made meaningful progress on our strategic priorities in the third quarter,” said Ciaran Long, Chief Executive Officer of a.k.a. Brands. “We opened Princess Polly’s 11th store at The Westchester mall, expanded our wholesale partnerships, and successfully refinanced our debt, further strengthening our financial position. We also advanced the optimization of our sourcing structure, a critical initiative that will enhance resilience and flexibility across our operations.”
“I’m pleased that we delivered adjusted EBITDA of $7 million, supported by stronger gross margins and disciplined execution. We generated third quarter net sales of $147 million, reflecting temporary disruptions to in-stock levels and fashion newness that limited our ability to fully meet customer demand. Inventory levels have since improved, and fourth quarter-to-date net sales are tracking up low single digits compared to last year. I’m proud of the progress our teams have made advancing our strategic initiatives, which position us to drive sustainable, profitable growth over the long term.”
Third Quarter Financial Details
•Net sales decreased 1.9% to $147.1 million, compared to $149.9 million in the third quarter of 2024. The decrease was driven by a 3.7% decrease in average order value, driven by temporary supply chain disruptions impacting in-stock levels, that was partially offset by a 2.2% increase in the number of orders, primarily due to growth in Australia and New Zealand. On a constant currency basis1, net sales decreased 2.7%.
•Gross margin was 59.1%, compared to 58.0% in the third quarter of 2024. The increase was primarily due to the impact from a higher mix of retail stores, which have higher margins, less promotional activity in the current period and a duty drawback benefit.
•Selling expenses were $43.2 million, compared to $41.9 million in the third quarter of 2024. Selling expenses were 29.4% of net sales, compared to 27.9% of net sales in the third quarter of 2024. The increase was primarily driven by an increase in store selling expenses as our retail footprint expands.
•Marketing expenses were $18.5 million, compared to $19.3 million in the third quarter of 2024. Marketing expenses were 12.6% of net sales, compared to 12.9% of net sales in the third quarter of 2024.
•General and administrative (“G&A”) expenses were $26.7 million, compared to $27.8 million in the third quarter of 2024. G&A expenses were 18.1% of net sales, compared to 18.6% of net sales in the third quarter of 2024.
•Adjusted EBITDA2 was $7.0 million, or 4.8% of net sales, compared to $8.2 million, or 5.5% of net sales, in the third quarter of 2024.
1 In order to provide a framework for assessing the performance of our underlying business, excluding the effects of foreign currency rate fluctuations, we compare the percent change in the results from one period to another period using a constant currency methodology wherein current and comparative prior period results for our operations reporting in currencies other than U.S. dollars are converted into U.S. dollars at constant exchange rates (i.e., the rates in effect on December 31, 2024, which was the last day of our prior fiscal year) rather than the actual exchange rates in effect during the respective periods.
2 See additional information at the end of this release regarding non-GAAP financial measures.

Balance Sheet and Cash Flow
•Cash and cash equivalents at the end of the third quarter totaled $23.4 million, compared to $24.2 million at the end of fiscal year 2024.
•Inventory at the end of the third quarter totaled $96.7 million, compared to $95.8 million at the end of fiscal year 2024 and $106.0 million at the end of the third quarter of 2024.
•Debt at the end of the third quarter totaled $111.3 million, compared to $111.7 million at the end of fiscal year 2024 and $111.9 million at the end of the third quarter of 2024.
•Cash flow provided by operations for the nine months ended September 30, 2025 was $14.7 million, compared to cash flow used in operations of $6.3 million for the nine months ended September 30, 2024.
Outlook
We are providing the following guidance for the full year ending December 31, 2025:

(in millions)	Updated FY 2025 Outlook	Prior FY 2025 Outlook
Net Sales	$598 - $602	$608 - $612
Adjusted EBITDA[3]	$23.0 - $23.5	$24.5 - $27.5
Weighted average diluted share count	10.8	10.8
Capital expenditures	$16 - $18	$14 - $16
The above outlook contemplates the estimated impact on tariffs enacted during 2025. The guidance and forward-looking statements made in this press release and on the conference call are based on management’s expectations as of the date of this press release. See “Forward-Looking Statements” for additional information.
Conference Call
A conference call to discuss the Company’s third quarter results is scheduled for November 5, 2025, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 858-5495 or (201) 689-8853. The conference call will also be webcast live at https://ir.aka-brands.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (877) 660-6853 or (201) 612-7415 for international callers, conference ID 13756040. An archive of the webcast will be available on a.k.a. Brands’ investor relations website.
Use of Non-GAAP Financial Measures and Other Operating Metrics
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures. The non-GAAP financial measures used by the Company may be different from similarly-titled non-GAAP financial measures used by other companies. See additional information at the end of this release regarding non-GAAP financial measures.
3 The Company has not provided a quantitative reconciliation of its Adjusted EBITDA outlook to a GAAP net income (loss) outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future equity-based compensation expense, income taxes, interest expense and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. See additional information at the end of this release regarding non-GAAP financial measures.

About a.k.a. Brands
a.k.a. Brands maintains a portfolio of global fashion brands, Princess Polly, Culture Kings, Petal and Pup and mnml. Through these brands we reach a broad audience of next-generation consumers who seek fashion inspiration on social media and primarily shop online. Our brands are hyper-focused on the customer and serving them newness and a seamless experience throughout the entire shopping journey. We leverage a data-driven ‘test and repeat’ merchandising model that allows us to introduce new and exclusive fashion weekly, so our customers are always on-trend. We leverage innovative data-driven insights to authentically connect and engage with customers across the latest marketing platforms. Further, we are committed to showing up for customers wherever they shop, whether that’s online, in-stores or through wholesale channels. Leveraging our industry expertise and operational synergies, we help accelerate our brands so they can grow faster, reach broader audiences, achieve greater scale and enhance their profitability. We believe we are disrupting the status quo and pioneering a new approach to fashion.

Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the effects of economic downturns and unstable market conditions; our ability in the future to continue to comply with the New York Stock Exchange’s (NYSE) listing standards and maintain the listing of our common stock on the NYSE; risks related to doing business in China, including the imposition of tariffs and duties on goods imported from China; our ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; our ability to execute our strategic initiatives, including transitioning Culture Kings to a data-driven, short lead time merchandising cycle; our ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of our marketing and our level of customer traffic; merchandise return rates; our ability to manage our inventory effectively; our success in identifying brands to acquire, integrate and manage on our platform; our ability to expand into new markets; the global nature of our business, including international economic, geopolitical instability (including the ongoing Russia-Ukraine and Israel-Palestine wars, relations between China and Taiwan, trade wars and relations between the U.S. and Mexico), legal, compliance and supply chain risks (including as a result of trade policies, including the negotiation or termination of trade agreements and the imposition of higher tariffs and duties on imports into the U.S. and Australia); interruptions in or increased costs of shipping and distribution, which could affect our ability to deliver our products to the market; our use of social media platforms and influencer sponsorship initiatives, which could adversely affect our reputation or subject us to fines or other penalties; fluctuating operating results; the inherent challenges in measuring certain of our key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; the potential for tax liabilities that may increase the costs to our consumers; our ability to attract and retain highly qualified personnel, including key members of our leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission (the SEC). a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$147,077	$149,903	$436,258	$415,674
Cost of sales	60,094	62,983	183,275	177,111
Gross profit	86,983	86,920	252,983	238,563
Operating expenses:
Selling	43,218	41,887	126,801	117,293
Marketing	18,500	19,278	53,591	52,432
General and administrative	26,693	27,827	79,893	76,367
Total operating expenses	88,411	88,992	260,285	246,092
Loss from operations	(1,428)	(2,072)	(7,302)	(7,529)
Other expense
Interest expense	(2,360)	(2,707)	(7,523)	(7,661)
Other expense	(299)	(750)	(1,218)	(1,048)
Total other expense	(2,659)	(3,457)	(8,741)	(8,709)
Loss before income taxes	(4,087)	(5,529)	(16,043)	(16,238)
(Provision for) benefit from income tax	(873)	90	(892)	(395)
Net loss	$(4,960)	$(5,439)	$(16,935)	$(16,633)
Net loss per share:
Basic and diluted	$(0.46)	$(0.51)	$(1.58)	$(1.58)
Weighted average shares outstanding:
Basic and diluted	10,744,706	10,595,526	10,716,977	10,538,591

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,426	$24,192
Accounts receivable, net	8,210	8,107
Inventory	96,712	95,750
Prepaid income taxes	612	—
Prepaid expenses and other current assets	16,020	16,720
Total current assets	144,980	144,769
Property and equipment, net	36,746	31,262
Operating lease right-of-use assets	88,308	65,382
Intangible assets, net	45,706	52,354
Goodwill	93,055	89,254
Deferred tax assets	49	47
Other assets	2,483	2,136
Total assets	$411,327	$385,204
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$37,994	$30,299
Accrued liabilities	30,602	31,216
Sales returns reserve	7,081	7,587
Deferred revenue	12,857	12,215
Income taxes payable	—	1,039
Operating lease liabilities, current	11,392	8,382
Current portion of long-term debt	7,700	6,300
Total current liabilities	107,626	97,038
Long-term debt	103,602	105,411
Operating lease liabilities	88,070	63,496
Other long-term liabilities	1,924	1,625
Total liabilities	301,222	267,570
Stockholders’ equity:
Preferred stock	—	—
Common stock	128	128
Additional paid-in capital	474,942	471,758
Accumulated other comprehensive loss	(54,627)	(60,849)
Accumulated deficit	(310,338)	(293,403)
Total stockholders’ equity	110,105	117,634
Total liabilities and stockholders’ equity	$411,327	$385,204

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(16,935)	$(16,633)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	6,139	4,720
Amortization expense	7,128	8,303
Amortization of debt issuance costs	425	451
Lease incentives	3,309	—
Loss on disposal of businesses	600	673
Non-cash operating lease expense	9,356	6,524
Equity-based compensation	5,797	5,987
Deferred income taxes, net	—	16
Changes in operating assets and liabilities:
Accounts receivable, net	107	(1,803)
Inventory	1,297	(16,725)
Prepaid expenses and other current assets	1,071	(397)
Accounts payable	7,421	2,276
Income taxes payable	(1,656)	(1,625)
Accrued liabilities	(1,036)	7,839
Sales returns reserve	(566)	(1,199)
Deferred revenue	434	1,083
Lease liabilities	(8,143)	(5,828)
Net cash provided by (used in) operating activities	14,748	(6,338)
Cash flows from investing activities:
Purchases of intangible assets	—	(5)
Purchases of property and equipment	(12,340)	(7,689)
Net cash used in investing activities	(12,340)	(7,694)
Cash flows from financing activities:
Proceeds from line of credit, net of issuance costs	29,800	34,500
Repayment of line of credit	(26,300)	(13,000)
Repayment of debt	(4,200)	(3,300)
Taxes paid related to net share settlement of equity awards	(763)	(786)
Proceeds from issuances under equity-based compensation plans	126	93
Repurchase of shares	(1,975)	(1,272)
Net cash (used in) provided by financing activities	(3,312)	16,235
Effect of exchange rate changes on cash, cash equivalents and restricted cash	754	(674)
Net (decrease) increase in cash, cash equivalents and restricted cash	(150)	1,529
Cash, cash equivalents and restricted cash at beginning of period	26,479	24,029
Cash, cash equivalents and restricted cash at end of period	$26,329	$25,558

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$23,426	$23,077
Restricted cash, included in prepaid expenses and other current assets	717	538
Restricted cash, included in other assets	2,186	1,943
Total cash, cash equivalents and restricted cash	$26,329	$25,558

a.k.a. BRANDS HOLDING CORP.
KEY FINANCIAL AND OPERATING METRICS AND NON-GAAP MEASURES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2025	2024	2025	2024
Gross margin	59.1%	58.0%	58.0%	57.4%
Net loss	$(4,960)	$(5,439)	$(16,935)	$(16,633)
Net loss margin	(3.4)%	(3.6)%	(3.9)%	(4.0)%
Adjusted EBITDA[2]	$7,022	$8,208	$17,209	$17,094
Adjusted EBITDA margin[2]	4.8%	5.5%	3.9%	4.1%
Key Operational Metrics and Regional Sales

	Three Months Ended September 30,			Nine Months Ended September 30,
(metrics in millions, except AOV; sales in thousands)	2025	2024	% Change	2025	2024	% Change
Key Operational Metrics
Active customers[4]	4.07	4.05	0.5%	4.07	4.05	0.5%
Average order value	$78	$81	(3.7)%	$78	$79	(1.3)%
Number of orders	1.88	1.84	2.2%	5.60	5.28	6.1%

Sales by Region
U.S.	$96,562	$100,180	(3.6)%	$293,056	$272,693	7.5%
Australia & New Zealand	46,198	43,938	5.1%	127,504	123,103	3.6%
Rest of world	4,317	5,785	(25.4)%	15,698	19,878	(21.0)%
Total	$147,077	$149,903	(1.9)%	$436,258	$415,674	5.0%
Year-over-year (reduction) growth on a constant currency basis[1]	(2.7)%			5.8%
Active Customers
We view the number of active customers as a key indicator of our growth, our value proposition and consumer awareness of our brand, and their desire to purchase our products. In any particular period, we determine our number of active customers by counting the total number of unique customer accounts who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.
Average Order Value
We define average order value (“AOV”) as net sales in a given period divided by the total orders placed in that period. AOV may fluctuate as we expand into new categories or geographies or as our assortment changes.
Number of Orders
We define the number of orders as the total number of orders placed by our customers, prior to product returns, across our platform or in our stores in any given period. An order is counted on the day the customer places the order. We consider the number of orders to be a key indicator of our ability to attract and retain customers, as well as an indicator of the desirability of our products.
4 Trailing twelve months.

a.k.a. BRANDS HOLDING CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that management uses to assess our operating performance. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.
We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest and other expense; provision for (benefit from) income taxes; depreciation and amortization expense; equity-based compensation expense; costs to establish or relocate distribution centers; transaction costs; costs related to severance from headcount reductions; goodwill and intangible asset impairment; sales tax penalties; insured losses, net of any recoveries; and one-time or non-recurring items. We calculate Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in net income (loss) and net income (loss) margin, the most directly comparable financial measures calculated in accordance with GAAP.
A reconciliation of non-GAAP Adjusted EBITDA to net loss for the three and nine months ended September 30, 2025 and 2024, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2025	2024	2025	2024
Net loss	$(4,960)	$(5,439)	$(16,935)	$(16,633)
Add (deduct):
Total other expense	2,659	3,457	8,741	8,709
Provision for (benefit from) income tax	873	(90)	892	395
Depreciation and amortization expense	4,564	4,454	13,267	13,023
Equity-based compensation expense	1,895	2,136	5,797	5,987
Distribution center relocation costs	850	665	1,587	665
Non-routine legal matters	218	2,486	2,417	3,537
Non-routine items[5]	923	539	1,443	1,411
Adjusted EBITDA	$7,022	$8,208	$17,209	$17,094
Net loss margin	(3.4)%	(3.6)%	(3.9)%	(4.0)%
Adjusted EBITDA margin	4.8%	5.5%	3.9%	4.1%
5 Non-routine items include severance from headcount reductions, one time supply chain sourcing costs and sales tax penalties for the three and nine months ended September 30, 2025. Non-routine items include severance from headcount reductions, sales tax penalties and insured losses, net of recoveries for the three and nine months ended September 30, 2024.